Exhibit 99.1

CONTACT:

Susan K. Cullen

Senior Executive Vice President,

Chief Financial Officer

Flushing Financial Corporation

(718) 961-5400

FOR IMMEDIATE RELEASE

Flushing Financial Corporation

To Host Fourth Quarter and Full Year 2025 Earnings Conference Call

Uniondale, NY – December 17, 2025 – Flushing Financial Corporation (the “Company”) (Nasdaq-GS: FFIC), the parent holding company for Flushing Bank (the “Bank”), today announced that it will release its fourth quarter and full year 2025 earnings after the market closes on Tuesday, January 27, 2026.

John R. Buran, President and Chief Executive Officer, and Susan K. Cullen, Senior Executive Vice President, Chief Financial Officer, will host the conference call on Wednesday, January 28, 2026, at 9:30 AM (ET) to discuss the Company’s strategy and results for the fourth quarter and full year 2025. Interested parties are invited to listen in by dialing 1-877-509-5836. The conference call will be simultaneously webcast at:

https://event.choruscall.com/mediaframe/webcast.html?webcastid=dCeAr3Bi

Conference Call Details

Dial-in for Live Call: 1-877-509-5836

Canada Toll Free: 1-855-669-9657

Webcast: https://event.choruscall.com/mediaframe/webcast.html?webcastid=dCeAr3Bi

Dial-in for Replay U.S./Canada: 1-855-669-9658

Replay Access Code: 4839242

FLUSHING FINANCIAL CORPORATION (Nasdaq: FFIC) is the holding company for Flushing Bank®, an FDIC insured, New York State-chartered commercial bank that operates banking offices in Queens, Brooklyn, Manhattan, and on Long Island. The Bank has been building relationships with families, business owners, and communities since 1929. Today, it offers the products, services, and conveniences associated with large commercial banks, including a full complement of deposit, loan, equipment finance, and cash management services. Rewarding customers with personalized attention and bankers that can communicate in the languages prevalent within these multicultural markets is what makes the Bank uniquely different. As an Equal Housing Lender and leader in real estate lending, the Bank’s experienced lending teams create mortgage solutions for real estate owners and property managers both within and outside the New York City metropolitan area. The Bank also fosters relationships with consumers nationwide through its online banking division with the iGObanking® and BankPurely® brands.

Additional information on Flushing Financial Corporation may be obtained by visiting the Company’s website at FlushingBank.com.

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